                                                 September 1, 1999

iVillage Inc.
170 Fifth Avenue
New York, New York 10010

                  Re:      iVillage Inc.
                           Registration Statement on Form S-1

                  We have acted as counsel to iVillage Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-1, file no. 333-85437 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the sale by certain selling stockholders of the Company of up to 2,676,266 shares of the Company's Common Stock (the "Shares"). This opinion is being furnished in accordance with the requirements of item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance of the Shares. Based on such review, we are of the opinion that the Shares have been duly authorized, and if, as and when sold in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of sale) will be legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                        Very truly yours,

                        /s/ Orrick, Herrington & Sutcliffe LLP

                        ORRICK, HERRINGTON & SUTCLIFFE LLP